UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 6, 2005
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 6, 2005, Encysive Pharmaceuticals Inc. announced the appointment of Paul S. Manierre, Esq. as Vice President and General Counsel, a new position within the Company.
     Mr. Manierre, 51, joins Encysive from Eisai Inc., a research-based pharmaceutical company, where he served for over ten years as Associate General Counsel, and was responsible for advising the company and its affiliates in the intellectual property, regulatory and product marketing areas. He was also the primary liaison with the legal affairs and patent departments of Eisai’s Japanese parent company and was responsible for the management of outside counsel throughout the United States.
     Mr. Manierre holds an LL.M. in Asian and Comparative Law from the University of Washington School of Law and a J.D. from DePaul University College of Law. He earned his Bachelor’s degree from Earlham College in Indiana. He is also a member of the Bar Association of the City of New York, Food and Drug Law Institute, and the American Corporate Counsel Association.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: October 6, 2005
/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration Secretary and Treasurer